SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              -------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 1, 1997


                           BELL TECHNOLOGY GROUP LTD.
               (Exact name of registrant as specified in charter)


      New York                         1-14168               13-3781263
   (State or other juris-           (Commission            (IRS Employer
   diction of Incorporation)        File number)         Identification No.)



            295 Lafayette Street, 3rd Floor, New York, New York 10012
                  (Address of principal executive offices)    (Zip Code)




          Registrant's telephone number,
               including area code                        (212) 334-8500



          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

         On May 1, 1997, Registrant entered into the Loan and Security Agreement with FINOVA Capital Corporation (the "Agreement"). Under the terms of the Agreement, FINOVA has made a loan to Registrant in the amount of $873,609.79 at an interest rate of 12.19% per annum. The Registrant has granted FINOVA a security interest in certain assets. Registrant's subsidiaries, NAFT International Ltd., NAFT Computer Services Corp., PFM Communications, Inc. and Bluestreak Digital, Inc., have guaranteed payment and granted a security interest in their accounts receivable to FINOVA

Item 7. Exhibits.

         See Index of Exhibits annexed hereto.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BELL TECHNOLOGY GROUP LTD.




                                           By /S/
                                              Robert B. Bell, Executive
                                               Vice President and Chief
                                                 Financial Officer


Dated:  July 15, 1997


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                                INDEX OF EXHIBITS



Exhibit No.                  Description                          Page No.


 2.      (a)    Loan and Security Agreement, dated May 1,
                1997, by and between Bell Technology
                Group Ltd. and FINOVA Capital Corporation
                ("FINOVA")

         (b) Corporate Guaranty, dated May 1, 1997, by and between NAFT International Ltd. and FINOVA

         (c) Corporate Guaranty, dated May 1, 1997, by and between NAFT Computer Service Corp.
                and FINOVA

          (c) Corporate Guaranty, dated May 1, 1997, by and between PFM Communications, Inc. and FINOVA

          (d) Corporate Guaranty, dated May 1, 1997, by and between Bluestreak Digital, Inc. and FINOVA


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